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NUMBER TWELVE (12)

                                  DEED OF LEASE

      In the City of San Juan,  Commonwealth  of  Puerto  Rico,  this  fifteenth
(15th) day of December, nineteen hundred ninety (1990).

      BEFORE ME, SILVESTRE M. MIRANDA, Attorney-at-Law and Notary Public in and for the Commonwealth of Puerto Rico, with residence and offices in San Juan, Puerto Rico.

      APPEAR AS PARTY OF THE FIRST PART: ALBERTO BACHMAN UMPIERRE, Social Security Number 582-166-174, of legal age, married to Margarita Gonzalez Rivera, property owner and resident of San Juan, Puerto Rico and LILLIAM BACHMAN UMPIERRE, Social Security Number ###-##-####, of legal age, married to Jose Fuertes Garzot, property owner and resident of San Juan, Puerto Rico, hereinafter, collectively, the "Landlord".

      AS PARTY OF THE SECOND PART: EL CONQUISTADOR PARTNERSHIP, L.P., taxpayer identification number 06-1288145, a partnership organized and existing under the laws of the State of Delaware, United States of America, hereinafter "the Tenant", represented herein by its General Partners WKA EL CON ASSOCIATES, taxpayer


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identification number 06-1288143, a partnership organized and existing under the laws of the State of New York, United States of America, herein represented by its General Manager, HUGH ANDREWS, Social Security Number ###-##-####, of legal age, married, business executive and resident of San Juan, Puerto Rico, whose authority for the execution of this deed he will evidence whenever required; and
KUMAGAI  CARIBBEAN,   INC.,  taxpayer   identification   number  75-2303665,   a
corporation organized and existing under the laws of the State of Texas, United States of America, represented herein by its President SHUNSUKE NAKANE, Social Security Number ###-##-####, of legal age, married and resident of San Juan, Puerto Rico, whose authority for the execution of this deed he will evidence whenever required.

      I, the Notary, hereby certify that I personally know the persons appearing herein and I further attest through their statements as to their age, civil status, professions, and residence. They assure me that they have and in my judgment they do have the necessary legal capacity to execute this instrument, and therefore they freely and voluntarily


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                                      STATE

      FIRST: Title: Landlord is the owner in fee simple of the real property which is described in the Spanish Language in the corresponding Registry of the Property, as follows (hereinafter the "Demised Premises"):

      "RUSTICA: Predio compuesto de 100 cuerdas, equivalentes a 39 hectareas, 30 areas y 4 centiareas, terreno quebrado y llano, destinado a pastos, situado en el islote denominado Palomino, en el Mar Caribe y frente al Puerto de Fajardo, al Este del mismo, colinda por sus cuatro puntos cardinales con el mencionado Mar Caribe. Enclave una casa y un ranchon para peones y distintas cercas."

      SECOND: Recording Data: The Demised Premises are recorded at page thirty five overleaf (35vto) of volume three hundred twenty six (326) of Fajardo, Property Number Five Hundred Fifty (550).

      The Demised Premises were acquired by Landlord by inheritance from their parents, Mister Alberto Bachman and Mistress Angelica Umpierre pursuant to Deeds of Will numbers one hundred fifty seven (157) and one hundred fifty eight (158), executed before Notary Public Jorge M. Morales on November five (5), nineteen hundred and fifty two (1952), recorded at page thirty five (35) overleaf of volume three hundred twenty six (326) of Fajardo, Property Number five hundred fifty (550).


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      THIRD: Liens and Encumbrances:  The Demised Premises are free and clear of all liens and encumbrances.

      FOURTH: Landlord and Tenant have agreed on the lease of the Demised Premises by Tenant from Landlord, and consequently now carry out their agreement under the following terms and conditions:

      One: Lease of Demised Premises and Improvements Thereon.

      A. Landlord, in consideration of the terms, covenants, and agreements hereinafter set forth, hereby grants, demises, and lets the Demised Premises to Tenant, and Tenant hereby takes and hires the Demised Premises from Landlord, on the terms, covenants, provisions, and agreements hereinafter provided, to have and to hold for and during the term hereof and any renewals thereto together with any and all improvements presently existing or hereinafter constructed on the Demised Premises, and together with all and singular the appurtenances, rights, interest, easements, and privileges in anywise appertaining thereto.

      B. The parties hereto have agreed to exclude from the lease, a portion of the Demised Premises which is described below, together with all improvements existing or hereinafter


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constructed thereon, which portion Landlord shall retain for their exclusive use
(hereinafter the "Reserved Area"):

      "RUSTICA: Predio de terreno de forma irregular situado en la portion Noreste del islote denominado Palomino, en el Mar Caribe y frente al Puerto de Fajardo, al Este del mismo, Municipio de Fajardo, con una cabida superficial de nueve cuerdas con nueve mil novecientos ochenta y un diez milesimas de otra (9.9981) equivalentes a treinta y nueve mil doscientos noventa y seis metros cuadrados con veintinueve centesimas de otro (39,296.29), en lindes, por el Norte, en varias alineaciones con el Mar Caribe y con la finca de la cual se segrega; por el Sur, en Varias alineaciones, con el Mar Caribe y con la finca de la cual se segrega; por el Este, on distintas alineaciones con el Mar Caribe y la finca de donde se segrega, y por el Oeste, en varias alineaciones, con la finca de la cual se segrega y el Mar Caribe."

      Once the Reserved Area is segregated from the Demised Premises, the description of the Demised Premises, as a remnant, shall be as follows:

      "RUSTICA" Predio compuesto de noventa mil punto cero cero diecinueve (90.0019) cuerdas equivalentes a treinta y cinco (35) hectareas, treinta y siete
(37) areas, cuarenta y dos (42) centiareas, cincuenta (56) miliareas, de forma irregular, terreno quebrado y llano, destinado a pastos y otros usos, situado en el islote denominado Palomino, en el Mar Caribe y frente al Puerto de Fajardo, al este del mismo, en el Municipio de Fajardo; colinda por sus cuatro puntos cardinales esta finca con el Mar Caribe y con parcela segregada propiedad de Alberto Bachman Umpierre y Lilliam Bachman Umpierre. Enclava una casa de hormigon un ranchon para peones y otras estructuras y cercas."

      C. Landlord hereby authorizes and empowers Tenant to take at Tenant's cost such action as might be necessary in order to segregate the Reserved Area from the Demised Premises in order that such Reserved Area becomes a separate and independent


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parcel of land for purposes of the  Registry of the Property of Puerto Rico.  In
relation therewith, Landlord hereby empowers the Tenant to file at Tenant's Cost and on behalf of Landlord with the governmental agencies and departments having jurisdiction, any and all requests or petitions proper or necessary to accomplish such purpose. Upon the issuance of the corresponding segregation permit, the Landlord agrees to execute a deed of segregation, at no cost to Landlord, in order to record such subdivision in the Registry of the Property of Puerto Rico. Once such segregation has been finalized, the Demised Premises shall be deemed to exclude the "Reserved Area". Within ten (10) business days from the date such segregation permit is obtained, the parties hereto agree to execute a deed of segregation of land so that the Reserved Area and the Demised Premises may be recorded as separate and independent properties and the Reserved Area be excluded of record from this Lease.

      D. Landlord agrees that the Reserved Area is to be used by them, their immediate family and invitees solely for residential and recreational purposes and that no commercial activity shall be allowed therein. Landlord shall not carry out or permit others to carry out any activity in the Reserved Area which might be detrimental to the use of the Demised Premises by tenant for the


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purposes  stated  herein,  or which  shall  interfere  with  Tenant's  rights to peacefully enjoy and occupy the Demised Premises. Landlord shall take such action as might be necessary in order that no pets, animals or livestock owned or controlled by Landlord be allowed into the Demised Premises. Any construction made by Landlord in the Reserved Area shall not exceed two stories in height and shall be adequately maintained and landscaped by Landlord. Tenant, at its option, may construct a fence around the Reserved Area.

      Two: Term and Duration:

      A. The initial term of this lease  (hereinafter  the "Initial Term") shall
be  for  a  period  of  thirty  two  (32)  years  commencing   (hereinafter  the
"Commencement Date") on December first nineteen hundred and ninety (1990).

      Notwithstanding the aforesaid, in the event that Tenant fails to acquire from the government of the Commonwealth of Puerto Rico, title to the real properties located at Fajardo, Puerto Rico comprising the former El Conquistador Hotel (hereinafter the "Hotel Properties") on or before January thirty one (31), nineteen hundred ninety one (1991), then, unless the parties hereto extend such term, this agreement shall be left without effect and without further liability to any of the parties hereto. Notwithstanding the


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provisions of paragraph Three (B) of this Agreement,  the rent for the first two months of this contract  shall not become due and payable until  February  first
(1st), Nineteen Hundred Ninety One (1991) and then only if Tenant acquires title to the Hotel Properties on/or before January thirty one (31), nineteen hundred ninety one (1991).

      B. Tenant shall have the option to extend this Lease on the same terms and conditions as stated herein, for two additional consecutive five year periods. The first five year extended period (hereinafter the "First Extended Term") shall commence immediately upon the expiration of the Initial Term and the second five year extended period (hereinafter the "Second Extended Term") shall commence immediately upon the expiration of the First Extended Terms.

      C. Tenant shall be deemed to have exercised its right and option to extend the term of this Lease in the manner indicated above, unless Tenant (i) at least one year prior to the expiration of the Initial Term, notifies Landlord of its intention not to extend the same, in which case this Lease shall terminate upon the expiration of the Initial Term, or (ii) at least one hundred and eighty days prior to the expiration of the First Extended Term, notifies Landlord of its intention not to further extend the Lease, in which


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case this Lease shall terminate upon the expiration of the First Extended Term.

      D. Unless Tenant exercises its right and option not to extend the term of this Lease for the First Extended Term, it shall pay to Landlord as additional consideration, the lump sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) which shall become due and payable not later than fifteen days from the date of commencement of the First Extended Term. Unless Tenant exercises its option not to extend the term of this lease for the period comprised in the Second Extended Term, it shall pay Landlord as additional consideration the lump sum of SEVENTY FIVE THOUSAND DOLLARS ($75,000.00), which sum shall become due and payable not later than fifteen days from the date of commencement of the Second Extended Term.

      Three: Basic or Fixed Rent:

      A. Tenant covenants and agrees to pay to Landlord at the address mentioned on paragraph Twenty Seven, or at such other place or places as Landlord shall from time to time designate in writing, for and throughout each Lease Year (as defined hereinafter) of this Lease, without demand or deduction, except to cure any default by Landlord or as in this Lease otherwise specifically provided, a net annual basic rental (hereinafter


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sometimes  referred to as the "Annual  Basic Rent") in addition to and above all the other sums and all other and additional payments to be made and paid by Tenant to Landlord as set forth in this Lease, as follows:

      (i) From the Commencement Date of this lease and thereafter during the first consecutive seventeen months, a monthly Rent of three thousand three hundred thirty three dollars ($3,333.00), payable in advance on the first day of each month.

      (ii) Commencing on the eighteenth month of this Lease and thereafter during the next six months, a monthly rent of fifteen thousand dollars ($15,000.00) per month, payable in advance on the first day of each month.

      (iii) Commencing on the first day of the third Lease Year and thereafter during the next five consecutive Lease Years, an Annual Basic Rent of ONE HUNDRED EIGHTY THOUSAND DOLLARS ($180,000.00).

      (iv) Commencing on the first day of the eighth (8) Lease Year and thereafter during the next five (5) consecutive Lease Years, an Annual Basic Rent of TWO HUNDRED AND TEN THOUSAND DOLLARS ($210,000.00).

      (v) Commencing on the first day of the thirteenth Lease Year and thereafter during the next five consecutive Lease Years


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an Annual Basic Rent of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000.00).

      (vi) Commencing on the first day of the eighteenth Lease Year and thereafter during the next five consecutive Lease Years an Annual Basic Rent of TWO HUNDRED SEVENTY THOUSAND DOLLARS ($270,000.00).

      (vii) Commencing on the first day of the twenty third Lease Year and thereafter during the next five consecutive Lease Years an Annual Basic Rent of THREE HUNDRED THOUSAND DOLLARS ($300,000.00).

      (viii) Commencing on the first day of the twenty eighth Lease Year and thereafter during the next five consecutive Lease Years an Annual Basic Rent of THREE HUNDRED THIRTY THOUSAND DOLLARS ($330,000.00).

      (ix) If Tenant exercises its option to extend the term of this Lease, an Annual Basic Rent of THREE HUNDRED SIXTY THOUSAND DOLLARS ($360,000.00) per year during the First Extended Term and THREE HUNDRED NINETY THOUSAND DOLLARS ($390,000.00) per year during the Second Extended Term.

      The term Lease Year is defined to mean each period of twelve consecutive calendar months during the term hereof,


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commencing on the Commencement Date and on each anniversary thereafter.

      B. The Annual Basic Rent shall be paid in equal consecutive monthly installments payable in advance on or before the first day of each calendar month. Any installment of Basic Rent not paid on/or before the fifteenth (15th) day of each month, shall accrue interest at the rate of ten (10%) per cent per annum from its due date until payment thereof. Such interest shall become payable on the fifteenth day of the following month.

      C. It is agreed that there shall be no abatement or apportionment at any time of any rents or any other sums, amounts, payments or impositions to be paid by Tenant under any of the terms, covenants, conditions, provisions of this Lease except to cure a default by Landlord or as is otherwise specifically provided in this Lease.

      D. Tenant covenants to pay to Landlord the Annual Basic Rent and all other sums and additional payments to be made by Tenant hereunder, at the times and in the manner in this Lease provided, all of which rent, sums and payments are to be paid in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public or private, at the time of payment, or by good check without any deduction,


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diminution,  abatement,  or rebate of whatsoever kind,  nature, and description, except to cure a default by Landlord or as otherwise specifically provided in this Lease.

      Four: Use and Occupancy. Tenant may use and occupy the Demised Premises or any portion or portions thereof for any and all lawful recreation, hotel and tourism related purpose(s) and any use ancillary thereto or ancillary to the operation of the Hotel Properties.

      Five: Assignment and Subletting: Tenant shall have the right, at any time and from time to time, both to assign its interest in this Lease, or to sublet the whole or any portion or portions of the Demised Premises for the use and purposes permitted under this Lease, but no such assignment or subletting shall release Tenant's obligations hereunder, unless Landlord specifically consents to such release in writing, which consent shall not be unreasonably denied provided the assignee is an entity of equal or better financial solvency than Tenant.

      Six: Taxes and Assessments:

      A. Tenant covenants and agrees to pay from the Commencement Date and throughout the duration of this Lease and before any fine, penalty, or costs shall be added thereto for nonpayment thereof, all real estate taxes assessed upon the


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Demised  Premises  let to and  occupied by Tenant,  and all  structures  erected therein, which are assessed and become due and payable during the term hereof, and which pertain to the term of this Lease, when they shall respectively become due and payable. Notwithstanding the foregoing, Tenant shall not be chargeable with nor obligated to pay any real property tax assessed prior to the
Commencement  Date,  any  income,  inheritance,   devolution,  gift,  franchise,
corporate, gross receipts, capital levy, or estate tax, which may be at any time levied or assessed against, or become a lien upon, the Demised Premises or the rents payable hereunder, but Landlord at its own costs and expense, covenants and warrants to discharge same so as to keep the Demised Premises free of all such liens, it being the intent hereof that Tenant shall be required to pay only such taxes, governmental impositions and assessments as are properly known as real estate taxes or real estate assessments and are assessed against the real estate (inclusive of the buildings and improvements thereof) as such.

      Written evidence of the payment of said taxes, governmental impositions, special assessments, levy, or general assessments (all of which may sometimes collectively be referred to in this Lease as "impositions" or "Impositions") shall be furnished by Tenant to Landlord within thirty (30) days after


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payment  thereof.  However,  it is expressly  understood  and agreed that if any assessments, special and/or general, are assessed or levied against the Demised Premises during such time as this Lease is in force and effect and payment thereof is permitted or provided to be made in installments over a period of years, Tenant shall be obligated to pay only those installments which become due and are required to be paid during such time as this lease is in force and effect. If any such installment covers a time period prior to the expiration of this Lease, such installment shall be apportioned among the parties as of the expiration date of this Lease. Likewise, if a regular real estate tax assessment is made for a particular fiscal year during the term of this Lease, but which does not become payable until after the expiration of this Lease, the amount of such tax shall be apportioned among the parties as of the date of expiration of this Lease. If, however, Tenant, in good faith, shall desire to contest the validity or amount of any tax, governmental imposition, levy, or special or general assessment herein agreed to be paid by it, Tenant shall notify Landlord in writing of its intention to contest the same, and Tenant shall not be required to pay, discharge, or remove such tax, governmental imposition, levy, or special or general assessment so long as it shall, in good faith, at its own expense, contest the same or the


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validity  thereof  by  appropriate  proceedings,  in the  name of  Landlord,  if necessary; and pending any such proceedings, Landlord shall not pay, remove, or discharge any such tax, governmental imposition, levy, or special or general assessment thereby contested, and such delay of Tenant in paying the same until final determination of such disputed matter shall not be deemed a default under the terms and conditions of this Lease, but if such delay exposes said property to sale for such nonpayment, Tenant shall pay, under protest, reserving Tenant's rights hereunder, any such tax, governmental imposition, levy, or special or general assessment, and if Tenant fails to pay, Landlord shall have the right to do so after ten day notice to Tenant, and upon such payment by Landlord, under protest, Tenant shall, immediately after proof of such payment shall have been submitted to it by Landlord, and on demand therefor, pay Landlord the amount of any such payment so made by Landlord. Tenant shall have the right, if permitted by law, to pay under protest any Impositions and reserve its right under this Lease. Landlord shall cooperate with Tenant at no cost to Landlord in any tax contest or proceeding.

      B. Landlord further covenants and agrees that if there shall be any refunds or rebates on account of any tax,


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governmental imposition,  levy, or special or general assessments paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant, unless such refund or rebate relates to a payment previously made by Landlord. Any such refunds or rebates which shall be received by Landlord shall be trust funds and shall be forthwith paid to Tenant.

      C. Except as otherwise specified in this Lease, the real estate taxes, governmental impositions, special assessments, and general assessments for the respective tax fiscal years in which this Lease shall commence and terminate, and whether or not the same have become liens upon the Demised Premises, shall be apportioned at the Commencement Date and at the date of final termination respectively, so that Tenant shall pay only those portions thereof which correspond with the portions of said respective fiscal years as are within the term hereby leased.

      D. If a separate tax assessment is not then in effect for the Reserved Area, including any structure erected therein, then the parties hereto shall endeavor to establish in good faith a relative value among the Reserved Area and the Demised Premises in order to distribute equitably among Landlord and Tenant the resulting real property tax. If no such agreement is achieved, the parties agree that the Reserved Area represents ten percent (10%)


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of the total land tax  currently  assessed upon the Demised  Premises.  Landlord further agrees that Tenant may deduct the portion of the real estate tax corresponding to the area reserved to Landlord, from the Annual Basic Rent and pay the same over to the corresponding taxing authority.

      Seven: Tax Exemption. Tenant agrees that it shall request from the corresponding governmental authorities that the benefits granted under the provisions of the Tourism Incentives Act [Act Fifty Two (52) of June second
(2nd), nineteen eighty three (1983)] as amended, or if such Act is no longer in effect, then under any substitute statute providing for similar benefits; be extended to Tenant's operations at the Demised Premises. Tenant further agrees that, it shall also request that landlord's tax exemption benefits under the terms of Act Fifty Two (52) or any substitute statute then in effect, be extended to Landlord as owner of real property used in tourism development activities.

      If during the Twenty First Lease Year (i) Tenant is not enjoying the benefits granted under the Tourism Incentives Act [Act fifty two (52) of June second (2nd) nineteen eighty three (1983)], as amended, or if such Act is no longer in effect, then under any substitute statute providing for similar benefits, or if during the Twentieth Lease Year Tenant has been unable to renew


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or extend  the  benefits  of Act fifty two (52) of June  second  (2nd)  nineteen eighty three (1983) and as a result Landlord is unable to enjoy the benefits of such Act of any other substitute Act providing for similar benefits, or (ii) if for reasons not attributable to Landlord the government refuses to grant to Landlord tax exemption under said Act or any substitute thereof, after the Twentieth Lease Year; then commencing on the Twenty First Lease Year, and thereafter, for the remainder of the Initial Term and any extension thereto, as long as Landlord is not enjoying tax exemption hereunder, the amount of Annual Basic Rent indicated on paragraph THREE shall be increased by the sum of FIFTEEN THOUSAND DOLLARS ($15,000.00). Provided further that in the event Tenant is required to increase the Annual Basic Rent for the said amount of Fifteen Thousand Dollars ($15,000.00), then Tenant may during the Twenty First Lease Year, at its option, terminate this Lease.

      Eight: Liability Insurance:

      A. Tenants covenants and agrees, at its sole cost and expense, and throughout the duration of this Lease, to obtain, keep, and maintain in full force and effect comprehensive liability insurance against claims for damage to persons or property arising out of the use and occupancy of the Demised Premises, or any part


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thereof, by Tenant,  including damages resulting from construction or demolition work carried out by Tenant, in amounts which are usual and customary in the hotel industry, but in no event less than One Million Dollars ($1,000,000) in respect to bodily injury or death to any one person in any one accident, and in limits of not less than Three Million ($3,000,000) Dollars in respect to bodily injury or death to more than one person in any one accident, and in limits of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) with respect to damages to property of third parties. Tenant shall revise such insurance coverage from time to time at its prudent discretion to reflect cost of living increases and customary practices in the hotel industry. A duplicate original, certificate, or binder of such insurance shall be furnished to Landlord, at the commencement of the term of this Lease and each renewal certificate of such policy shall be furnished to Landlord at least fifteen (15) days prior to the expiration of the policy it renews. Landlord shall be an "Additional Named Insured" in any such policy.

      B. All insurance provided for herein may be in the form of a general coverage, floater policy or so-called blanket policies and may be furnished by Tenant, or any affiliates of Tenant or any related entity, Tenant's written designee(s) or sublessee(s) designated in writing by Tenant or by any holder of any mortgage referred to in Paragraph Seventeen hereof. The liability coverage set forth in this Paragraph shall be issued by insurers of recognized responsibility. All insurance provided for herein shall contain a thirty (30) day previous notice of cancellation provision in favor of Landlord.

      C. In the event Tenant fails to cause the aforesaid insurance policies to be written and pay the premiums for the same and deliver all such certificates of insurance or duplicate originals thereof to Landlord, Landlord shall nevertheless have the right, without being obligated to do so, to effect such insurance and pay the premiums therefor, after 10 days notice to Tenant, and all such premiums paid by Landlord shall be repaid to Landlord on demand.

      Nine: Casualty Insurance:

      A. Tenant covenants that it will, during the term of this Lease, keep or cause to be kept the building(s) and improvements on the Demised Premises insured with a responsible and reputable insurance company or companies against loss or damage by fire, earthquake and windstorm, and such other hazards as are currently embraced in the standard extended coverage endorsement in the jurisdiction where the Demised Premises are located, and in an amount equal to Eighty percent (80%) of the full insurable value of said buildings and improvements, or the full replacement value thereof, whichever Tenant shall elect, but in any event in an amount sufficient to prevent Tenant from becoming co-insurer. The insurance policies shall contain the standard mortgagee endorsement, including Landlord as additional loss payee, but subordinate to the prior rights of the mortgagees referenced in paragraph SEVENTEEN hereof.

      B. All insurance policies carried or caused to be carried by Tenant shall be issued in the name of Tenant and any subtenant(s) of the Demised Premises it designates), the Landlord, and the mortgagee(s) referred to in Paragraph Seventeen, as their respective interests may appear. Tenant shall have the right to make all adjustments of loss, and execute all proofs of loss in its name. Subject to any loss payable endorsements in favor of any of the mortgagee(s) referred to in Paragraph Seventeen hereof, if so required by said mortgagee(s), and subject to the rights (if any) of such mortgagee(s) to apply the proceeds of any insurance loss(es) towards the repayment of the indebtedness and interest secured by such mortgage(s) and the rights of such mortgagee(s) to receive the proceeds in the first instance in order to have the same applied for restoring, rebuilding, and repairing, the proceeds of such insurance in case of loss(es) shall be payable to Tenant.

      Ten: Waiver of Subrogation:

      All  insurance  policies  carried by either  party  covering  the  Demised
Premises, including but not limited to contents, fire, casualty, and other insurance, shall expressly waive any right of the insurer against the other party and the mortgagees described in Paragraph Seventeen hereof. The parties hereto agree that the insurance policies referenced herein will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost and the other party, at its election, may pay the same, but shall not be obligated to do so.

      Eleven: Damage and Destruction Clause:

      Should the whole or any part or parts of the improvements erected by Tenant or its sublessee or assignee then on the Demised Premises be partially or wholly damaged or destroyed by fire or other insured casualty after the commencement of this Lease, such destruction or damage shall not operate to terminate this Lease, but this Lease shall continue in full force and effect, except as otherwise provided in this Lease. Tenant, at its own cost and expense, shall have the option to restore, rebuild or repair said building(s) and improvements provided, however, that should such damage or destruction be extensive and occurs within fifteen (15) years before the end of this Lease, subject to the written approval of the holder(s) of the mortgages described in Paragraph Seventeen hereof, Tenant shall thereupon have the option of canceling and terminating this Lease on giving Landlord sixty (60) days' written notice of Tenant's intention to do so. If Tenant elects to terminate this Lease in accordance with the foregoing option, the insurance proceeds payable as a result of such damage or destruction of said buildings or improvement shall be paid to Tenant, subject to the rights and interests of the holder(s) of the mortgage(s) described in Paragraph Seventeen hereof.

      Twelve:  Indemnity:

      A. Subject to the provisions of this Lease, Tenant covenants and agrees that from and after the commencement of the Initial Term of this Lease and during any renewal or extension thereof, Landlord shall not be liable or responsible for damages for any personal injury or injuries, death(s), damages, or losses to any person(s) or property that may be suffered or sustained by Tenant or subtenant(s) or any of their respective agents, servants, employees, patrons, customers, invitees, visitors, licensees, and concessionaires or by any other person or persons in, the Demised Premises, the Reserved Area, or any part thereof, arising from Tenant's failure to keep or cause to be kept the Demised Premises in good condition and repair, or arising or resulting from the use or occupancy of the Demised Premises by Tenant or subtenant(s) or any of their respective agents, servants, employees, patrons, customers, invitees, visitors, licensees, and concessionaires.

      B. Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all liability, costs and expenses for damages, losses, injuries, or death to persons or damages or losses to property which may be imposed upon or incurred by or asserted against Landlord as to any of the matters, provisions and conditions set forth in subparagraph A of this Paragraph Twelve, except as to those matters which Landlord has obligation(s) or any liability under this Lease, including without limitation thereof, the negligence of Landlord by acts of commission or omission, or damages sustained by Landlord its agents or invitees occurring within the areas occupied by Landlord.

      Thirteen: Construction of Buildings and Improvements.

      A. Subject to the conditions and limitations contained herein, Tenant shall have the option and right at all times during the term of this Lease to build, construct and erect structures and betterments on the Demised Premises in the manner indicated herein, and to do, install or perform any improvement or betterment therein. Subject to the conditions and limitations contained herein, Tenant is likewise authorized to demolish, remove or substitute any structure now or in the future existing in the Demised Premises, and perform such landscaping, land movement, and other land or soil preparation work it considers appropriate. The number of structures and extent of such construction shall be in substantial conformity with the general description of improvements to be done by Tenant as referred to in this paragraph Thirteen, and in substantial conformity with the location of such improvements as appears on the plan identified as Isla Palominos Plan, prepared by Ray, Melendez & Associates, (the "Master Plan"), (except for light structures and shelters to enclose sanitary facilities, whether shelters, overlooks, bars, refreshment and snack and light grill facilities, utilities, and facilities related to such utilities, which are not necessarily shown in the Master Plan and which Tenant may construct outside of the general construction boundaries shown on said Master Plan), a copy of which Master Plan is attached to this deed, and provided further that the aggregate enclosed construction area of all enclosed structures to be erected by Tenant shall not exceed Thirty Five Thousand square feet (35,000 sq. ft.). The parties recognize the improvements shown in the Master Plan and/or described herein are general in nature and may suffer modifications from time to time. Likewise, the exact location, shape and size of the improvements shown in the Master Plan is illustrative only and it is recognized by the parties hereto to be preliminary in nature and may be subject to modifications by Tenant from time to time. Any such modification may be carried out by Tenant without the prior consent of Landlord provided such modification does not change the intended use of the proposed structure(s), or consists merely of a change in location within the general construction boundaries in the South portion of the Demised Premises as shown in the Master Plan or a change in the shape of any such structure, or does not substantially increase the area to be constructed. Notwithstanding the aforesaid, Tenant agrees that it shall not construct more than twenty single, two story or split level cottages to house honeymoon suites and rooms, that the area of each individual cottage shall not exceed Nine Hundred square feet (900 sq. ft.), and that the location of such single, two story or split level cottages shall be within the general area comprising the southeast portion of the Demised Premises as indicated in the Master Plan. If Tenant wishes to make any substantial or major modification to the description of improvements or the structures shown on the aforesaid plan, which modification would result in a major increase in density or in an increase on the number of structures to be constructed or in the area of such structures in an amount which would be in excess of over twenty percent of the number or area of the structures shown in said Plan, or allowed hereinunder, or if Tenant wishes to construct more than twenty single, two story or split level cottages to house honeymoon suites and rooms, or if Tenant wishes to construct other facilities not related to the purposes and uses of the Demised Premises as stated herein, then in any such event, Tenant shall obtain Landlord's prior consent before doing any such modification or construction. It is agreed that with regards to the construction of additional facilities related to the purposes and uses of the Demised Premises as stated herein, Landlord shall not withhold its consent unreasonably, except that Landlord may refuse to grant its consent for any reason to (i) the construction of more than twenty single, two story or split level cottages to house honeymoon suites or rooms, and (ii) any construction outside the boundaries of the general construction boundaries shown in the Master Plan except for the light structure and shelters indicated above.

      B. If Tenant at any time or times during the initial term of this lease, or any renewal or extension thereof, shall construct any building, buildings, structures, or improvements on the Demised Premises, or any part or parts thereof, the same shall be constructed without cost or expense to Landlord, in accordance with the requirements of all laws, ordinances, codes, orders, rules, and regulations of all governmental authorities having jurisdiction over the Demised Premises. The issuance of certificates of occupancy or equivalent use certificates shall be deemed "prima facie" evidence as to such compliance.

      C. Tenant, at its own cost and expense, shall have the right to apply for and prosecute with reasonable diligence, all necessary permits and licenses required for the construction of any and all improvements authorized to be constructed herein. Landlord, without cost or expenses to themselves, shall cooperate with Tenant in securing location permits, building and other permits and authorizations necessary from time to time for the performance of any construction, alteration(s) or other work permitted to be done by tenant under this Lease.

      D. Prior to commencing construction of any building(s) or improvements which are estimated by Tenant to have a construction cost of seventy five thousand dollars or more, Tenant, without cost to Landlord, shall obtain from the general contractor in charge of construction of any building(s) and improvements a performance bond, and a labor and material payment bond, in the amount of the estimated cost of same issued by a reputable surety company licensed to do business in the Commonwealth of Puerto Rico guaranteeing the completion of said building(s) and improvements and payment of all costs therefor and incident thereto, or in some instances, at Landlord's option, to furnish to the Landlord a surety bond naming the Landlord and the Mortgagee(s) mentioned in paragraph Seventeen as additional beneficiaries thereunder, as their interest may appear. Tenant shall require from any such general contractor a liability policy naming Landlord additional insured and additional beneficiary under the contractor's hold harmless agreement.

      E. Tenant may carry out construction in the Demised Premises in different phases which might extend throughout the duration of this Lease, together with any extensions thereto. Tenant will endeavor to commence the first phase of construction within the first two Lease Years.

      F. Tenant agrees that the structures to house honeymoon rooms and suites are to be erected in the southeast portion of the Demised Premises within the general area designated in the Master Plan attached to the first certified copy of this deed.

      G. Title to all improvements, structures, fixtures and betterments made, constructed or installed by Tenant on the Demised Premises shall belong to and remain with Tenant throughout the duration of this Lease, including all extensions hereto and Tenant shall have the right to take all depreciation expense arising therefrom. All improvements consisting of personal property may be removed by Tenant at any time during the term of this Lease or at the termination thereof.

      H. As long as Tenant determines that a particular structure, building or improvement is adequate or proper for its operations, it shall cause that the same be maintained in good operating condition.

      I. Upon the expiration of this Lease together with all extensions hereto, or upon its termination for any cause, and upon Tenant surrendering the Demised Premises to Landlord, title to all buildings, structures and other improvements of a permanent or fixed nature constructed by Tenant during the term of this Lease, shall automatically be transferred and conveyed to Landlord, free and clear of liens and encumbrances, at no cost to Landlord.

      J. Tenant is currently considering constructing on the Demised Premises certain buildings, structures and improvements of a permanent or fixed nature consisting, in general terms of the following: (i) enclosed support facilities such as a lounge, a restaurant, bars, meeting areas, kitchen, service and storage areas, sanitary facilities, passenger shelter in the marina and marina service building, (ii) open area facilities such as swimming pool, terraces, walkways, paths, and service roads, (iii) community support facilities such as communication center, sewer treatment plan, water storage tanks, electricity generators, windmills, desalination plants, lighting facilities, (iv) recreational facilities such as playground facilities including tennis and other sport courts, floating docks for water sport vehicles and marina pier, and others of similar nature and (v) not more than twenty single two story or split level structures for honeymoon suites and guest rooms with an enclosed construction area not to exceed nine hundred square feet (900 sq. ft.) each. Tenant will consult with Landlord prior to constructing additional facilities not included in the aforesaid general description and Tenant shall submit for Landlord's approval subject to and in accordance with the provisions of paragraph Thirteen (A) hereof, copies of all site plans and development plans for all such additional facilities.

      L. All structures, buildings and improvements will be used by Tenant as part of its hotel, tourism and recreational operations.

      Fourteen. Temporary Occupation by Landlord and Relocation of Landlord:

      a) Landlord agrees that not later than seventeen (17) months from the Commencement Date of this Lease it shall remove all of its personal belongings from the Demised Premises and transfer them to the Reserved Area, and shall turn over to Tenant all the structures and facilities existing on the Demised Premises and being currently occupied by Landlord, in order that Tenant may take possession of all of the Demised Premises including all existing structures, and be able to commence uninterrupted construction and/or demolishing work on the Demised Premises. Tenant is authorized to demolish any and all existing structures on the Demised Premises.

      b) Until Landlord vacates and surrenders to Tenant all the areas and structures occupied by Landlord in the Demised Premises, Landlord shall obtain at its own cost and expense liability insurance against claims for damages to persons or property arising out of Landlord's use or occupancy of the Demised Premises in limits of not less than one million dollars in respect to bodily injury or death to one person and three million dollars in the aggregate for any one accident. Such policy to be issued by reputable insurance company licensed to do business in Puerto Rico and shall name Tenant as additional insured and loss payee. Landlord shall provide Tenant with a certificate of insurance providing for such coverage within ten (10) days from the execution of this Lease, as well as a certificate of insurance upon renewal of such policy. Upon Landlord's failure to obtain such coverage, Tenant may, but shall not be required to obtain such coverage for the account and at the cost of Landlord.

      c) The indemnity provisions of this agreement in favor of Landlord shall not become effective until Landlord vacates the Demised Premises. Tenant shall not be liable to Landlord, its agents, employees or invitees for any damage, loss or injury while Landlord, its agents, employees and invitees are occupying the Demised Premises or any portion thereof. Until Landlord surrenders the Demised Premises to Tenant, Landlord shall indemnify and make Tenant harmless against any loss, damage or expense arising from any action related to or as a consequence of Landlord's occupancy of the Demised Premises.

      d) Landlord may visit the Demised Premises during construction, provided Landlord gives Tenant reasonable prior notice, such visit is made during working hours, does not interrupt construction work, and Landlord is accompanied by Tenant's agents. During any such visit Landlord shall abide by all safety precautions and regulations imposed by Tenant or its contractors. In no event shall Landlord enter into the Demised Premises without the safety equipment required from all Tenant's contractors, subcontractors, agents, and employees, and without being accompanied by an authorized representative of Tenant.

      e) During the initial seventeen months of this Agreement, Tenant shall have access to the Demised Premises with the exception of the dwelling units then being occupied by Landlord. Such access shall be for the purpose of conducting soil tests, measurements, preparation of plans, studies and inspections. In addition to the aforesaid, Tenant shall have the right to commence construction work in the Demised Premises but only in areas sufficiently separated from the dwelling units being occupied by Landlord in order to reasonably avoid any discomfort or hazard to Landlord and Landlord's invitees. In carrying out such work Tenant shall take all proper safety precautions to avoid unsafe or hazardous conditions for Landlord and it's invitees. Tenant shall in addition endeavor to carry out such work during regular business days only. More specifically, Tenant may commence work on planned walkways and trails, landscaping, power generation plan and windmills, water supply, sewers and treatment plant and electric distribution facilities. Should Tenant need to commence work in other areas, or perform any work during any weekend or holidays, it will coordinate with Landlord prior to the commencement of such work. After the initial seventeen months (or sooner if Landlord vacates the Demised Premises prior to the end of the initial seventeen months), Tenant may carry out any other construction and demolition work authorized hereunder.

      Fifteen: Access by Landlord: During the term of this Lease, provided construction work is not then in progress, Landlord shall have during business hours access to those areas of the Demised Premises which are then open to Tenant's guests and visitors in general. Such access shall be restricted in the same terms and conditions and subject to the same rules of conduct as any other guest or invitee of Tenant.

      Sixteen: Compliance with Laws:

      A. Tenant covenants and agrees that during the term of this Lease and any renewals or extensions thereof, it shall endeavor to promptly comply with all applicable laws, ordinances, orders, rules, regulations, and requirements of the Federal,

Commonwealth, and Municipal Governments having jurisdiction over the Demised Premises.

      B. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings which shall be conducted diligently and in good faith in the name of Landlord or Tenant or both the applicability of any law, ordinance, order, rule, or regulation of the nature hereinabove referred to in Paragraph Sixteen A(16A), and Tenant shall have the right to delay observance thereof and compliance therewith until such contest is finally determined and is no longer subject to appeal, provided that observance and compliance therewith pending the prosecution of such proceeding may be legally delayed without subjecting Landlord to any liability or fine.

      Seventeen: Leasehold Financing: Tenant and Tenant's assigns (but not Tenant's sublessees of less than the totality of the Demised Premises) shall have the absolute right, at any time and from time to time, to mortgage the leasehold interest (derecho de arrendamiento) herein demised on such terms, conditions, and maturities, not to exceed the term of the Lease (together with all extensions thereto), as Tenant or Tenant's assigns shall determine, and to enter into any and all extensions, modifications, amendments, replacement(s), and refinancing(s) of any such leasehold mortgage as Tenant may desire provided that no leasehold mortgage shall extend beyond the term of this Lease together with any extension thereto. It is the intention of the parties that any leasehold mortgage to be constituted by tenant or its assigns be constituted upon the leasehold estate as a whole and not upon subleases or concessions of a portion of the Demised Premises. Accordingly, if Tenant enters into any sublease of a portion of the Demised
Premises or grants a concession for the use of a particular structure or improvement erected therein, such sublease or concessionaire may not mortgage his subcontract or concession agreement separate or independently from the leasehold estate granted herein.

      While Tenant is authorized to mortgage the leasehold interest created herein, Tenant may not mortgage separately from such leasehold mortgage, the individual structures to be constructed by Tenant in the Demised Premises.

      If Tenant, or Tenant's successors or assigns, shall mortgage the leasehold interest constituted herein, then, as long as any such leasehold mortgage shall remain unsatisfied of record, the following provisions shall apply, notwithstanding anything to the contrary contained in this Lease.

      (i) There shall be no voluntary cancellation, surrender, acceptance of surrender, or modification of this Lease or attornment of any subtenant to Landlord without the leasehold mortgage holder's prior written consent.

      (ii) If the holder of any mortgage on the leasehold estate constituted herein shall register with Landlord his or its name and address in writing, Landlord, on serving on Tenant any notice of default or any other notice pursuant to the provisions of, or with respect to, this Lease, shall at the same time serve a duplicate counterpart of such notice on the holder of the then existing mortgage on this leasehold interest by Registered Mail, return receipt requested, addressed to said holder at the address registered with Landlord, and no notice by Landlord to Tenant hereunder shall be deemed to have been duly given to Tenant unless and until such duplicate counterpart thereof has been so served on the holder of the leasehold mortgage.

      (iii) Such holder of the leasehold mortgage, in the event Tenant shall be in default hereunder shall have the right, within the period and otherwise as herein provided, to remedy or cause to be remedied such default, and Landlord shall accept such performance by or at the instigation of such leasehold mortgage holder as if the same had been performed by Tenant. No default by Tenant in performing work required to be performed, acts to be done, or conditions to be remedied, shall be deemed to exist, if steps, in good faith, shall have been promptly commenced by Tenant or by said leasehold mortgage holder or by any other party, person, or entity to rectify the same and prosecuted to completion with diligence and continuity, subject to force majeure (Such diligent exercise of rights being referred to as the "Diligence Requirements").

      (iv) Anything herein contained to the contrary notwithstanding, during such time as the leasehold mortgage remains unsatisfied of record, if an event or events shall occur which shall entitle Landlord to terminate this Lease, and if before the expiration of sixty (60) days after the date of service of notice of termination under this Lease such holder of the leasehold mortgage shall have paid to Landlord all rent and additional rent and other payments herein provided for then in default, and shall have complied with or shall be engaged in the work of complying with all the Diligence Requirements in respect to the other requirements of this Lease, if any, then in default, then landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect, provided, however, that nothing herein contained shall in any way affect, diminish, or impair Landlord's right to terminate this Lease if such default is not cured within said sixty (60) day period or in the process of being cured pursuant to the Diligence Requirements.

      (v) In the event Landlord wishes to terminate this Lease before the natural expiration of the term hereof whether by summary dispossession proceedings, service of notice to terminate, or otherwise, due to Tenant's default, as a condition precedent to such termination, Landlord shall by Registered Mail, Return Receipt Requested, serve on the holder(s) of the then existing leasehold mortgage(s) written notice of such termination, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord.

      Such holder(s) of the leasehold mortgage(s) shall, after having paid to Landlord all rent and additional rent and other payments herein provided for then in default, and having complied, or be engaged in complying will all Diligence Requirements, or upon foreclosure of the leasehold mortgage(s), have the option to obtain a direct lease with Landlord in accordance with and on the following terms and conditions:

      (a) On the written request of the holder(s) of the said leasehold mortgage(s), within sixty (60) days after service of the


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

aforementioned notice of termination, or upon foreclosure of the leasehold mortgage(s), Landlord shall enter into a new or direct Lease of the Demised Premises with the holder of such leasehold mortgage, nor its designee, as provided in the following Clause (b).

      (b) Such new or direct Lease shall be entered into at the reasonable cost of the holder of the leasehold mortgage, shall be effective as of the date of termination of this Lease, and shall be for the remainder of the term of this Lease, and at the rent and additional rent and on all the agreements, terms, covenants, and conditions hereof, including without limitation hereof the options to extend the term.

      (vi) No holder(s) of any leasehold mortgage(s) shall be liable under this Lease unless and until such leasehold mortgage holder shall become the owner of the leasehold estate, and then only for as long as it remains such owner subject to the provisions of this Lease. On any assignment of this Lease by any owner of the leasehold estate whose interest shall have been acquired by, through, or under any foreclosure of a leasehold mortgage or any transfer in lieu of foreclosure, or shall have been derived immediately from any such mortgagee or assignee of such mortgagee, the assignor shall be relieved of any further liability


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

which may accrue hereunder from and after the date of such assignment, it being the intention of the parties that once the leasehold mortgage holder shall succeed to Tenant's interest hereunder, any and all subsequent assignments, whether by such holder, any purchaser at a foreclosure sale or other transferee, or any assignee of either shall effect a release of the assignor's liability.

      Landlord agrees to execute and deliver, on demand, but at the cost of the assignor requesting the same, in recordable form, any instruments which may reasonably be requested by such assignor to accomplish the aforesaid release, but such release shall not extend to the original Tenant hereunder.

      Eighteen: Condemnation:

      A. If the entire Demised Premises or if the entire Hotel Premises be taken by the exercise of the right of eminent domain for any public or quasi-public improvement or use, this Lease and the term hereby granted shall, as a consequence of such taking expire on the date when title to the Hotel Properties or to the Demised Premises so taken shall vest in the appropriate authority or on the date when any possession is required to be surrendered, whichever is later.


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

      B. If so substantial a portion of the Demised Premises or of the Hotel Properties or any building or improvements thereon shall be so taken as to make same unusable in Tenant's opinion for the purposes to which the Demised Premises or the Hotel Properties, as the case may be, shall then be devoted (or permitted to be devoted hereunder), then Tenant shall have the right to cancel or terminate this Lease on sixty (60) days written notice to landlord to be given after the date when title to the portion(s) so taken shall vest in the appropriate authority or, at Tenant's option, on the date physical possession is required to be surrendered.

      C. (i) In the event that an entire or partial taking of the Demised Premises occurs during the first fifteen Lease Years, (provided that such taking is not carried out for the benefit of Tenant, its affiliates, subsidiaries, successors or assigns) Landlord and Tenant shall pursue, in their respective individual and separate names and rights, unless otherwise required by law, such remedies and make such claims as they may have against the authority exercising such right of eminent domain or other lawful taking as if this Lease and the term hereof had not expired (whether or not such expiration shall have occurred on account of such taking) and for the purpose of determining the respective rights and remedies of the parties, or for the purpose of an equitable apportionment of


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

the award for damages, Landlord shall be deemed to be the owner of the land constituting the Demised Premises and Tenant shall be deemed to be the owner of the buildings and all other improvements situated upon said Demised Premises. The award of damages for such taking shall be apportioned between the parties on equitable and just principles in accordance with said respective interests and Tenant shall be entitled to that further award or portion of award for damages to its leasehold and nonremovable fixtures or loss of value of its leasehold (but in no event shall tenant be entitled to the diminution in value rent wise of its leasehold). Rent shall be apportioned and adjusted and advance rent shall be apportioned to the date title vests in the condemnor or the date possession is required to be surrendered, whichever is later.

      (ii) If such entire or partial taking occurs at any time after the initial fifteen Lease Years, then for purposes of the apportionment of the award for such taking, Landlord shall likewise be deemed to be the owner of the land (including any landscaping thereon) constituting the Demised Premises, but shall also be deemed to have (solely for these purposes) an interest in all improvements, nonremovable fixtures and utilities equal to the amount of the award attributable to such improvements,


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

nonremovable fixtures and utilities multiplied by a fraction the denominator of which shall be seventeen (17) and the numerator shall be the number of Lease Years elapsed after the fifteenth Lease Year.

      (iii) Notwithstanding the provisions of the preceding two paragraphs, if the taking is carried out for the benefit of Tenant, its subsidiaries, affiliates, successors or assigns, then Landlord shall be deemed to have (solely for these purposes) an interest in the structures and fixed improvements constructed by Tenant on the Demised Premises, equal to the amount of the award for such taking attributable to such structures and fixed improvements, multiplied by a fraction the denominator of which shall be thirty two (32) and the numerator shall be the number of Lease Years (or portion of a Lease Year, if more than six months have transpired of the then current Lease Year) elapsed from the Commencement Date.

      D. In the event of a partial taking of the Demised Premises, if Tenant shall not cancel the Lease as hereinabove provided in subparagraph B, this Lease shall not terminate, but the rental for the land constituting the Demised Premises shall be reduced in proportion to the amount of land of the Demised Premises taken and Tenant shall make such repairs or construction


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

at its own cost and expense out of the award or portion of award to Tenant, which in Tenant's judgment is made necessary due to such partial taking.

      E. Landlord shall not be liable to Tenant for any damage suffered by Tenant due to the cancellation of this Lease prior to its natural expiration date by reason of any taking of the Demised Premises by any governmental authority.

      Nineteen: Fee Mortgages:

      Landlord shall have the right to execute mortgages on its fee simple title to the Demised Premises provided such mortgages are expressly made subject and subordinate (a) to the provisions of this Lease and (b) to any easement agreement or amendments thereof made by Landlord and Tenant as provided in this Lease (whether made before or after the mortgage(s), and expressly provide that such declaration of easements may be modified or terminated without the consent of Landlord's mortgagee, (c) to any and all new or direct Leases which may be made between a Landlord and the holder(s) of any Leasehold Mortgage(s) described in paragraph Seventeen of this Lease, (d) the Landlord's mortgage by its terms shall obligate the holder of such mortgage to execute promptly after request therefor, in recordable form, subordination agreements in favor of such leasehold mortgagees, and (e) the


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

monthly installments of principal and interest under such mortgages becoming due during the term of this Lease shall not exceed the installments of Annual Basic Rent hereunder.

      Twenty: Default Clauses:

      A. If the Tenant shall default in the payment of any installment of basic or additional rent on the date provided for in this Lease, and if such default shall continue for a period of sixty (60) days after receipt by Tenant of written notice of said nonpayment; or in the event that Tenant shall default or fail in the performance of a material covenant or agreement on its part to be performed in this Lease, and such default shall not have been cured for a period of sixty (60) days after receipt by Tenant of written notice of said default from Landlord, or if such default cannot, with due diligence, be cured within sixty (60) days, and Tenant shall not have commenced the remedying thereof within such period or shall not be proceeding with due diligence to remedy it (it being intended in connection with a default not susceptible of being cured by Tenant with due diligence within sixty (60) days, that the time within which to remedy the same shall be extended for such period as may be necessary to complete same with due diligence), then, and in such case, Landlord may terminate this lease on ten day's written notice to Tenant and


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

initiate  appropriate  legal action or  proceedings,  to enter upon said Demised
Premises or any part thereof and evict Tenant, or any person or persons occupying said premises and so to repossess and enjoy the said premises, subject to the rights of any subtenants having nondisturbance agreement(s) from Landlord. Simultaneously with the sending of notice(s) to Tenant, Landlord shall send a copy of such notice(s) to the record holders of the leasehold mortgage(s) referred to in Paragraph Seventeen hereof that shall affect the premises or portion(s) thereof.

      B. If, after the commencement of the term of this Lease: (i) the Tenant then in possession of the Demised Premises shall be adjudicated a bankrupt or adjudged to be insolvent; (ii) a receiver or trustee shall be appointed for the aforesaid Tenant's property and affairs; (iii) the aforesaid Tenant shall make a general assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or shall make application for the appointment of a receiver; or (iv) involuntary bankruptcy proceedings are filed against it; or (v) any execution or attachment shall be issued against the aforesaid Tenant or any of the aforesaid Tenant's property, whereby the Demised Premises or any building or buildings or any improvements thereon shall be taken or occupied or attempted to be taken or occupied by someone other than the aforesaid Tenant, except as may herein be permitted, and such adjudication, appointment, assignment, petition, execution, or attachment shall not be set aside, vacated, discharged, or bonded within one hundred and twenty (120) days after the issuance of the same, then a default hereunder shall be deemed to have occurred so that the provisions of this Paragraph Twenty shall become effective and Landlord shall have the rights and remedies provided for herein.

      Twenty One: Effect of Unavoidable Delays:

      The provisions of this Paragraph Twenty-One shall be applicable if there shall occur, during the term of this Lease or any extension or renewal thereto, any:

      (i) Strike, lockout, or labor dispute affecting the Demised Premises or any portion thereof; or

      (ii) Inability to obtain labor or materials or reasonable substitutes therefor; or

      (iii) Acts of God, governmental restrictions, regulations, or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty, or other conditions beyond the control of the Tenant. If Tenant shall, as the result of any such event, fail punctually to perform any Lease obligation other than Tenant's obligations to pay fixed rent or other monetary payments under this Lease, then such obligation shall be punctually performed as soon as practicable after such event shall abate. If Tenant, as a result of any such event, shall be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of such event. Within fifteen (15) days after the happening of any event for which Tenant shall be entitled to an extension hereunder, Tenant shall send to Landlord written notice describing such event.

      Twenty Two: Estoppel Certificate: Landlord shall, without charge at any time and from time to time, within ten (10) days after request by Tenant, execute a written statement and forward the same to Tenant, or to any mortgagee identified by tenant, or to any assignee of any mortgagee or purchaser, or to any proposed mortgagee or proposed purchaser, or to any other person, firm or corporation specified by Tenant, whereby Landlord certifies that:

      (i) That this Lease is unmodified and in full force and effect, (or, if there has been a modification, that the same is in full force and effect as modified and stating the modification);


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

      (ii) The dates, if any, to which the basic rent and additional rent, impositions, and other charges hereunder have been paid in advance;

      (iii) Whether Tenant is or is not in default in the performance of any covenant, condition or agreement on Tenant's part to be performed and the nature of Tenant's default, if any; and such other pertinent information as Tenant or the holder of a mortgage described in Paragraph Seventeen hereof may request.

      Twenty Three: Utility Easements and Charges:

      A. Landlord covenants, warrants, and agrees, at Tenant's request and sole expense, from time to time, to execute and deliver to Tenant, in recordable form, within fifteen (15) days after notice from Tenant to do so, any utility easement proper or necessary to provide the Demised Premises with any water, sewer, electricity, telephone or cable TV services, in form and substance acceptable to the utility company providing such service. Landlord covenants and warrants that it will, within ten (10) days after request by Tenant, execute and deliver to Tenant, in recordable form, any subordination agreement(s) as Tenant or any holders of mortgages described in Paragraph Seventeen hereof shall request to accomplish the aforesaid subordination. Landlord agrees that it will not unreasonably withhold its consent to, and that it will execute in recordable form, any modification(s) or termination requested by Tenant of any easement so made, and subsequent subordination(s) if so requested to such modification(s) if any.

      B. Said easement shall be superior to any mortgages obtained by Landlord.

      C. If Tenant decides to construct water, sewer and/or electricity generating facilities in the Demised Premises, it shall, as an accommodation to Landlord, but not as an obligation hereunder, permit Landlord to hook-up to such facilities and subject to availability and capacity, provide any such services to Landlord. The hook up of any such service shall be made by Tenant at the sole cost of Landlord. In such event and as long as such facilities have been made available to Landlord, Landlord shall reimburse Tenant the cost, proportional to Landlord's consumption, to Tenant of providing such services. Such cost shall be determined on the basis of the actual cost to Tenant of constructing, distributing, providing and maintaining such facilities and services and generating or processing the same, including the amortization (on the same basis that Tenant amortizes such improvements) of the value of any equipment and installation necessary for the generation and distribution of such utilities together with all direct costs associated to the operation of such


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
equipment, and such overhead as is reasonably determined by Tenant. Nothing contained herein will constitute an obligation of Tenant to construct or provide any particular utility or facility or rendering any such services or continue to provide such facilities, or services from time to time, or to construct any such facility with a particular capacity, and Tenant shall not be liable for the discontinuation, failure or refusal to provide any such service at any time or from time to time, or for any damage that might be sustained by Landlord for such discontinuation.

      Twenty Four: Holdover:

      If the Tenant shall hold over as a Tenant after the expiration of the Lease, then such tenancy shall be deemed to be on a month-to-month basis.

      Twenty Five: Partial Invalidity:

      If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which this Lease is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this


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

Lease shall be valid and be enforced to the fullest extent permitted by law.

      Twenty Six: Tenant's Right of First Refusal:

      Landlord agrees that if at any time during the term of this Lease Landlord receives a bona fide offer to purchase the fee of the Demised Premises, any contract which may be entered into between Landlord and such bona fide purchaser shall provide that the sale of the fee shall be subject to Tenant's right of first refusal as hereinafter set forth. In the event of any sale to anyone other than Tenant herein, the sale shall be subject to this Lease and shall be so affirmed by the purchaser. In the event that Landlord receives a written offer or executes a contract as above set forth, Tenant shall have the option, to be exercised within sixty (60) days after receipt by Tenant of written notice of the terms of such offer or contract, as the case may be, (together with a copy of such offer or of such executed contract, as the case may be), to enter into a contract with Landlord for the purchase of the Demised Premises, and Landlord agrees to enter into such contract with Tenant, on the same terms and conditions as contained in said offer to purchase (or as contained in such executed contract if such contract, as the case may be.)


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

      If, after the receipt of such notice, together with a copy of the said offer and of the said contract, if any, Tenant shall fail to exercise its option in writing within the sixty (60) days period indicated above, Landlord shall have the right to conclude the proposed sale on the same terms, and no other, as contained in the offer or contract originally forwarded to Tenant. Notwithstanding Tenant's failure to exercise such option, Tenant's option shall remain in force and be binding on any subsequent owner or owners of the Demised Premises in connection with any subsequent sale to the same extent as if said subsequent owner or owners had been required to do all of the things required of Landlord in this Lease prior to any such sale of the Demised Premises. If Tenant duly exercises its option under the provisions of this Paragraph title to the property shall be transferred to Tenant subject only to such mortgage or mortgages as may have been placed against the fee of the Demised Premises by Landlord or by Landlord's successor in interest.

      If Landlord shall decide at any time and from time to time to sell the Demised Premises, Landlord shall not place the same in the market or offer the same to the general public until sixty days (60) after offering for sale the same in writing to Tenant. Any modification of the sale terms of the Demised Premises as offered to Tenant, shall become again subject to a new sixty day right of first refusal period.

      All sales by landlord to their direct descendants shall be exempt from the aforesaid right of first refusal restrictions, but such direct descendants shall, upon acquiring title to the Demised Premises, be subject to the aforesaid right of first refusal restriction, with respect to any subsequent sale or offer.

      For purposes of this Paragraph Twenty Six, the term Demised Premises shall include the Reserved Area.

      Twenty Seven: Written Notice:

      Whenever under the terms of this Lease notice is required, or whenever a written notice or communication is sent, the same shall be in writing and sent by Registered Mail Return Receipt, postage prepaid, or delivered in person, receipt acknowledged, addressed as follows:

      To Landlord: (a) Lilliam Bacham Umpierre; GPO Box thirty six dash twenty thirty four (36-2034), San Juan, Puerto Rico, zero zero nine three six (00936);
(b) Alberto Bachman Umpierre, P.O. Box One Hundred Twenty Six (126), Hato Rey, Puerto Rico, zero, zero, nine one nine (00919).

      with copy to: Rafael Fuertes, Esq., Condominio El Centro Two (II), Suite Two Hundred Fifty Six (256), Munoz Rivera

Avenue Five Hundred (500), Hato Rey, Puerto Rico, zero, zero, nine one eight (00918).

      To Tenant: El Conquistador Partnership, L.P. c/o Williams Hospitality Company, Inc., El San Juan Hotel & Casino, One Hundred Eighty Seven (187) East Isla Verde Road, Carolina, Puerto Rico, zero, zero, nine one three (00913).

      with copy to: Silvestre M. Miranda, Esq., Ledesma, Palou & Miranda, Suite Eleven zero three (1103), Banco de Ponce Building, Hato Rey, Puerto Rico, zero, zero, nine, one, eight (00918).

      Twenty  Eight:  Binding on  Successors  and  Assigns.

      Except as otherwise provided in this Lease, all covenants, agreements, provisions, and conditions of this Lease shall be binding on and inure to the benefit of the parties hereto, their respective personal representatives, successors, and assigns. No modification or termination of this Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

      Twenty Nine: Broker:

      A. Landlord and Tenant each covenant and agree with the other than neither has retained or contracted with any realtor or person in regard to this Lease. Landlord and Tenant each


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
covenant and agree to hold the other harmless from any claim of any person for any commission or other compensation arising from the negotiation and execution of this Lease to the extent such claim is asserted to arise out of such claimant's contract or claim having been through the party to be charged. The provisions of this paragraph shall survive the termination of this Lease.

      Thirty: Exculpatory Provisions: Notwithstanding any provision in this Lease to the contrary, Landlord agrees that in the event of any default or breach by Tenant with respect to any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, which causes Landlord to terminate this Lease prior to its natural expiration date, the obligations and liability of Tenant for breach of contract and damages, shall be limited to the payment to Landlord in a lump-sum an amount equal to the Annual Rent for the Lease Year during which such termination occurs, or to the number of months remaining until the natural expiration of this Lease, whichever less, plus reasonable attorney's fees and court costs and expenses incurred in any action for termination of this Lease and eviction of Tenant.

      Thirty One: Captions:

      The captions of the Paragraphs of this instrument are solely for convenience and shall not be deemed a part of this instrument


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
for the purpose of construing the meaning thereof, or for any other purpose.

      Thirty Two: Surrender.

      Upon the termination or upon the cancellation of this Lease, for any cause whatsoever, Tenant shall quit and surrender the Demised Premises and all buildings and structures thereon, in good condition and repair, except for depreciation and normal wear and tear. Any improvement which Tenant had discontinued using at the time of said termination which has deteriorated beyond normal wear and tear, may at Tenant's option, be either repaired or destroyed and in the latter case, removed from the Demised Premises by and at the cost of Tenant.

      Thirty Three: Quiet Enjoyment:

      Landlord agrees, covenants, and warrants that as long as Tenant faithfully performs the agreements, terms, covenants, and conditions of this Lease within the grace periods and extended periods for any unavoidable delays, Tenant shall peaceably and quietly have, hold, and enjoy the Demised Premises for the term and extensions thereof hereby granted without molestation or disturbance by or from Landlord and free of any and all encumbrances created or suffered by Landlord.


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

      Landlord warrants and represents that there is no ongoing litigation, claim or procedure against Landlord or Demised Premises which could affect Tenant's possessory rights hereunder.

      Thirty Four: No Waiver.

      No waiver of any covenant or condition contained in this Lease or of any breach of any such covenant or condition shall constitute a waiver of any subsequent breach of such covenant or condition by either party, or justify or authorize the nonobservance on any other occasion of the same or any other covenant or condition hereof of either party. All waivers hereto shall be in writing signed by the parties hereto.

      Thirty Five: Interpretation.

      This Lease shall be construed in accordance with the law of the Commonwealth of Puerto Rico. Whenever the contents of any provisions shall require it, the singular number shall be held to include the plural number, and vice versa. The neuter gender includes the masculine and the feminine.

      Thirty Six: Joint Obligations.

      All obligations of the parties comprised in the term "Landlord" shall be deemed to be joint and several.

      Thirty Seven: Entire Agreement.


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      This Lease  contains  the entire  agreement  of the  parties  hereto  with respect to the letting and hiring of the Demised Premises described above and this Lease may not be amended, modified, released, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, their respective successors or assigns.

      Thirty Eight: Transfers to Controlled Entity:

      Landlord may transfer the Demised Premises to a corporation or to a special partnership at any time, provided that Landlord retains thereafter controlling interest in such corporation or special partnership, and provided further that such corporation or special partnership, and Landlord's interest therein, shall be subject to the right of first refusal provisions contained in Section Twenty Six hereof. After the date of any such transfer, such special partnership or corporation shall be deemed to be the Landlord hereunder for all purposes, and, at the request of Tenant, shall execute such document as may be necessary to reflect such substitution of record. Controlling interest for purposes of this paragraph shall refer to an aggregate interest of not less than fifty one percent (51%) in such special partnership or corporation.

      Thirty Nine: Closing Expenses:


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      The  internal  revenue  stamps to be  cancelled  in the original and first certified copy of this deed, the recording fees hereof and the corresponding notarial fees shall be for the account of Tenant.

                                   ACCEPTANCE

      I, the Notary, do hereby certify that I advised the appearing parties of the legal effect of the present deed, who waived their right to have attesting witnesses in this instrument, after having duly advised them of such right.

      I, the Notary, also certify and attest that this document was ready by the parties and having found it in accordance with their wishes and instructions they approve and ratify the contents thereof and sign before me also placing their initials on each and every page of the original of this deed.

      I, further  certify and attest that the  appearing  parties and I know and
fully   understand  the  English  language  and  I  attest  as  to  my  personal acquaintance to the appearing parties and to their personal qualifications.

      TO ALL OF WHICH, under my signature, scroll and seal, signing and sealing the same according to law, I, the undersigned Notary, ATTEST.

/s/

/s/


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/s/

/s/

/s/

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